MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the “Agreement”) is effective as of the 2nd day of April, 2009 and is

BETWEEN:	SOLAR ENERTECH CORP., a company incorporated under the laws of the State of Delaware and having a business address at 1600 Adams Drive, Menlo Park, CA, 94025 (the “Company”)

AND:	STEVE MAO YE, an accountant (the “CFO”).

A.	The Company is a company incorporated under the laws of the State of Delaware;

B.	The Company is in the business of manufacturing, distributing and selling solar energyrelated products;

C.	The Company requires a person to act as its Chief Financial Officer and, in addition to this, provide other management services;

D.	The Company wishes to retain the services of the CFO on the terms and conditions of this Agreement;

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CHIEF FINANCIAL OFFICER

1.01           APPOINTMENT OF CHIEF FINANCIAL OFFICER

The Company hereby appoints Steve Mao Ye as its Chief Financial Officer to perform certain services for the benefit of the Company as herein set forth, and the Company hereby accepts such appointment and authority on the terms and conditions herein set forth.  The CFO further confirms his appointment to the position of Chief Financial Officer effective April 2, 2009 and will hold said appointment on an interim basis until such time as he may resign or his appointment is terminated in accordance with the terms herein.

1.02           AUTHORITY OF CFO

The CFO shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any material manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the President of the Company or the Board of Directors of the Company (the “Board”).

1.03           CFO’S WARRANTIES

The CFO represents and warrants that he will provide competent management; that he has the qualifications, experience and capabilities necessary to carry out the Services (as defined in Section 2.02 below) to be performed hereunder; and that the Services will be performed in a competent and efficient manner.

ARTICLE 2
CFO’S AGREEMENTS

2.01           ROLE OF CFO

The CFO will undertake all activities which will further and enhance the business and affairs of the Company as he is directed by the Board.  For purposes of this Agreement, “Company” means the Company and all of its subsidiaries and affiliates.  The CFO acknowledges that the Company initially has limited personnel and resources, and that the CFO will be requested to undertake activities which will be outside the general nature of work ordinarily performed by a Chief Financial Officer of a corporation.

The CFO, at the expense of and on behalf of the Company, shall:

(a)	make and implement or cause to be implemented all lawful decisions of the President of the Company and the Board in accordance with and as limited by this Agreement; and

(b)	at all times be subject to the direction of the President of the Company and the Board and keep the Board informed as to all material matters concerning the CFO’s activities.

2.02           MANAGEMENT ACTIVITIES

In carrying out its obligations under this Agreement, the CFO shall undertake all activities necessary to develop the business of the Company including those activities described in Section 2.01 hereof and including the following: overseeing, coordinating and supervising the preparation and audit of the Company's financial statements, overseeing and supervising the preparation of the Company's financial statement filings in accordance with applicable rules under the Securities Exchange Act of 1934 and acting as the liaison and contact person for outside counsel and audit staff on all matters concerning the preparation, filing and audit of the Company's financial statements (collectively, the “Services”).

The CFO acknowledges that the Company is a reporting issuer under the laws of the United States of America and that any funds received as subscriptions or sales revenues of the Company’s products must be fully accounted for in a manner in accordance with US GAAP.  The CFO agrees that he will make all reasonably necessary efforts to ensure that the management of the Company, and the accounting for it, is in accordance with US GAAP principles.

The Services will be delivered and performed primarily in Shanghai, PRC and at the Company's offices in Shanghai, PRC.

2.03           AUTHORITY OF CFO

The Company hereby authorizes the CFO, subject to the other provisions of this Agreement, to do all acts and things as the CFO may in its discretion deem necessary or desirable to enable the CFO to carry out its duties hereunder, and hereby grants the CFO the inherent authority to undertake all such activities as a CFO acting as CFO normally has.

2.04           LIMITATION OF CFO’S OBLIGATIONS

Notwithstanding anything in this Agreement, the CFO shall not be required to expend his own money or to incur any liabilities, obligations, costs, dues or debts and all money required by the Manger to carry out his duties under this Agreement shall be provided by the Company to the CFO forthwith upon the CFO’s request.

The engagement of the CFO by the Company will be exclusive and the CFO will devote his full-time energies to acting as CFO of the Company.

2.05           RELATIONSHIP

The parties confirm the CFO will be a full-time employee of the Company and will be subject to the control and direction of the President of the Company and its board of directors; and that income tax deductions and other deductions will be made by the Company where necessary.

ARTICLE 3
COMPANY’S AGREEMENTS

3.01           COMPENSATION OF CFO

As compensation for the services rendered by the CFO pursuant to this Agreement, the Company agrees to pay the CFO an annual salary of RMB￥450,000 which amount will be increased to RMB￥600,000 per annum subsequent to the filing of the first quarterly financial statements which states the Company is profitable (the “Salary”).  The Salary shall be payable on or before the first day of each month, or if a Saturday, Sunday or holiday, the preceding business day.

The CFO will also be granted an option to purchase up to 500,000 shares of the Company’s common stock.  The grant shall vest over four (4) years, with 25% of the shares vesting each year.  The exercise price shall be equal to the market price of the Company’s common stock on the date of the grant and shall be exercisable until the earlier of (a) the fourth (4th) anniversary of the date of vesting and (b) sixty (60) days from the date at which the CFO ceases to be employed by the Company.

The CFO shall be entitled to two weeks paid vacation for every twelve months worked under this Agreement.

3.02           REIMBURSEMENT OF EXPENSES

The Company shall only be obligated to pay or reimburse the CFO for the normal and usual expenses of managing the Company as provided herein, including, without any limitation, any other expenses as set out herein.  In the event of a dispute between the CFO and the Company regarding the amount set out in the statement of expenses the Company will nevertheless be obligated to pay the amount set out herein to the CFO, and the Company may then refer the matter to arbitration as provided for herein.

3.03           ACCESS TO COMPANY INFORMATION

The Company shall make available to the CFO such financial information and data and shall permit the CFO, to have access to such documents or premises as are reasonably necessary to enable his to perform the services provided for under this Agreement.

3.04           INDEMNITY BY COMPANY

The Company agrees to indemnify, defend and hold harmless the CFO, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgements and awards, and costs and expenses (including reasonable legal fees), arising directly, in whole or in part, out of any matter related to any action taken by the CFO within the scope of his duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, negligent, or wilful act or omission of the CFO and the provisions hereof shall survive termination of this Agreement.  Nothing in the paragraph may be construed to commit the Company to indemnify the CFO or provide insurance where such an act is prohibited by statutory, legal or regulatory requirements.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.01           EFFECTIVE DATE

This Agreement shall become effective as of the day and year first written above and shall remain in force, subject to the earlier termination as provided herein, for a period of two years. Thereafter this Agreement will continue on a monthly basis, on agreement of the parties hereto, until terminated in accordance with Section 4.02 below.  This Agreement replaces and supersedes any oral agreement regarding the CFO’s compensation .

4.02           TERMINATION

This Agreement may be terminated by either party at any time without cause by giving the other party written notice of such termination at least thirty (30) days prior to the termination date set forth in such written notice.

The CFO understands that his employment is at-will and that there is no obligation for the Company to continue to employ the CFO for any specific period of time, or in any specific role or geographic location.

4.03           DUTIES UPON TERMINATION

Upon termination of this Agreement for any reason, the CFO shall promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b)
all documents pertaining to the Company or this Agreement, including but not limited to all books of account, financial records, audit working papers, correspondence and contracts, invoices, sales records, inventory records and financial data in electronic form provided; and

(c)	all property of the Company, including product inventory, which is in his possession or the possession of his family, associates and affiliates.

Upon termination, the Company will pay to the CFO any outstanding amounts owed to him under this Agreement.  The CFO agrees that upon his termination, the CFO will not be entitled to any additional payments beyond amounts already accrued under the terms of this Agreement.

Upon termination, the Company shall have a security interest and ownership in any unsold product, inventory or asset of the Company which is in the possession of the CFO at the time of the termination and the CFO shall be personally liable for the return of such unsold product, inventory or asset to the care and control of the Company or for its return to the Company.

ARTICLE 5
CONFIDENTIALITY

5.01           OWNERSHIP OF WORK PRODUCT

Subject to Section 5.02, all financial data, financial records (be they in electronic or hard form), reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the discretion of the CFO alone or in conjunction with other employees of the Company, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the CFO performing the services (collectively, the “Work Product”) shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof and shall further be entitled to exclusive possession thereof.

5.02           CONFIDENTIALITY

During and for a period of two (2) years after the termination of this Agreement, the CFO shall not disclose any information, documents, or Work Product concerning the existing company interests to which the CFO may have access by virtue of its performance of the services to any person not expressly authorized by the Company for that purpose.

5.03           RESTRICTIVE COVENANTS

The CFO shall, during the term of this Agreement, devote all reasonable time, attention, and abilities to the business of the Company and, where directed by the President or the Board, to the business of companies associated with the Company as is reasonably necessary for the proper exercise of his duties.

ARTICLE 6
MISCELLANEOUS

6.01           WAIVER; CONSENTS

No consent, approval or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.02           GOVERNING LAW

This Agreement shall be governed by the laws of the State of California and, subject to Section 6.08, any dispute under the terms of this Agreement shall enure to the courts thereof.

6.03           NO ASSIGNMENT PERMITTED

All of the rights, benefits, duties, liabilities and obligations of the parties hereto shall ensure to the benefit of and be binding upon the respective successors of the parties provided that in no circumstances is this Agreement assignable by either party save and except that, where approved in writing by both parties, the CFO may be assigned to complete tasks and provide services to a subsidiary of the Company or an associated company thereof.

6.04           MODIFICATION OF AGREEMENT

Save and except any non-disclosure agreement and non-competition agreement which may be executed between the CFO and the Company, the Agreement constitutes the entire agreement between the CFO and the Company and to be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.05           NOTICES

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt of forty-eight (48) hours after being placed in the mail in the United States of America, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the CFO as first noted above, or to such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt; and provided that in the event of an interruption in the ordinary postal service, all notices, requests and communications shall be delivered and not mailed.

6.06           FURTHER ASSURANCES

The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

6.07           COUNTERPARTS

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.  A faxed signature shall be accepted as an original.

6.08           ARBITRATION

In the event that the parties hereto dispute any matter concerning the terms and conditions of the Agreement, the matter will be determined by a single arbitrator appointed by the parties hereto or, in the event that the parties are not able to agree on the appointment of a single arbitrator, either party may request the courts to appoint a single arbitrator in accordance with commercially normal arbitration practices in the State of California.  The arbitrator shall fix a time and place in Santa Clara County, California or, should the parties agree, in Hong Kong, for the purpose of hearing the evidence and representations of the parties.  After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties.  The award shall be kept confidential by the parties hereto except as disclosure is required by applicable securities laws and regulatory bodies.  The decision of the arbitrator shall be made within 45 days after his or his appointment subject to any reasonable delay due to unforeseen circumstances.  The parties agree that the award of the single arbitrator shall be final and binding upon each of them and shall not be subject to appeal.

6.09           INDEPENDENT LEGAL ADVICE

The CFO hereby acknowledges that he has acted for himself in the preparation and negotiation of this Agreement and acknowledges that he has been advised to seek independent legal counsel and review of this Agreement, and in particular tax counsel, prior to its execution.

IN WITNESS WHEREOF the parties have executed the Agreement effective April 2, 2009.

SOLAR ENERTECH CORP.	STEVE MAO YE
by its authorized signatory:

/s/ LEO SHI YOUNG	/s/ STEVE MAO YE
Signature	Signature

CEO
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